Exhibit 10.7

Execution Version

[Carbo Cermics, Inc. Letterhead]

March 2, 2017

William C. Morris

60 East 42nd Street, Suite 3210

New York, New York 10165

Re:  Carbo Ceramics, Inc. Promissory Note Amendment

Ladies and Gentlemen:

Reference is hereby made to that certain Promissory Note dated as of May 18, 2016 (the “Promissory Note”) in a principal amount of $20,000,000.00, issued by Carbo Ceramics, Inc. ( “Payor”) to William C. Morris (“Payee”).  Payor and Payee wish to amend certain terms and provisions of the Promissory Note, as more particularly set forth herein.  Capitalized terms used herein without definition shall have the meanings set forth in the Promissory Note.

1.	Amendments.
(a)	The legend in the Promissory Note is hereby amended and restated in its entirety as follows:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Amended and Restated Subordination and Intercreditor Agreement dated as of March 2, 2017, by and among WILLIAM C. mORRIS and rOBERT S. rUBIN, each as subordinated creditors, and WILKS BROTHERS, LLC (as Administrative Agent, as defined therein) (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the “Subordination and Intercreditor Agreement”) to the indebtedness (including interest) owed by the Credit Parties (as defined in the Senior Credit Facilities, as defined below) pursuant to the Senior Credit Facilities; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination and Intercreditor Agreement.”

(b)	Section 2.b. of the Promissory Note is hereby amended and restated in its entirety as follows:

“b.Payments of interest on this Note shall be due and payable semi-annually in arrears on (i) each October 1 and April 1 (each an “Interest Payment Date”), commencing on  October 1, 2016, until the Maturity Date and on the Maturity Date or (ii) any prepayment date, if earlier, whereupon all accrued and unpaid interest with respect to the prepaid portion of the Principal Amount shall be due.  Notwithstanding the foregoing, Payor shall pay interest in kind (“PIK Interest”)

on (x) the following Interest Payment Dates: April 1, 2017 and October 1, 2017 and (y) any other Interest Payment Date (other than the Maturity Date) to the extent interest payable under the Senior Credit Facilities was not paid in cash for two consecutive interest periods under the Senior Credit Facilities prior to the relevant Interest Payment Date hereunder.  PIK Interest shall be calculated at a rate equal to eight percent (8.0%) per annum and shall be paid-in-kind by being capitalized and added to the Principal Amount, effective as of such Interest Payment Date, and shall thereafter accrue interest until repaid at the same rate as the Principal Amount.”

(c)	Section 8.u. of the Promissory Note is hereby amended and restated in its entirety as follows:

“u.“Senior Credit Facilities” means that certain Amended and Restated Credit Agreement, dated as of March 2, 2017, among Payor, Wilks Brothers, LLC, as Administrative Agent and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time after the date hereof in accordance with the terms thereof and of the Subordination and Intercreditor Agreement).”

2.

Representations and Warranties.  Payor represents and warrants to Payee that as of the date of this amendment, the representations and warranties contained in Section 5 of the Promissory Note are true and correct in all material respects.

3.

Counterparts.  This amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall be deemed to be one and the same amendment.  A signed copy of this amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this amendment.

4.	No Other Amendments. Except as amended herein, the terms and conditions of the Promissory Note shall remain in full force in effect as originally set forth therein.
5.	Governing Law. The provisions hereof shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow]

Very truly yours,

CARBO CERAMICS INC., as Payor

By:	/s/ Ernesto Bautista III

Ernesto Bautista III
Chief Financial Officer

Acknowledged as of

the date first written above:

/s/ William C. Morris

   William C. Morris, as Payee